UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2019
___________

PARKWAY ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	333-209052 (Commission File Number)	47-5486027 (I.R.S. Employer Identification No.)

101 Jacksonville Circle Floyd, Virginia (Address of principal executive offices)	24091 (Zip Code)

Registrant’s telephone number, including area code: (540) 745-4191

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Parkway Acquisition Corp. (the “Company”) held its annual meeting of shareholders on May 21, 2019 (the “Annual Meeting”).  At the Annual Meeting, the shareholders of the Company (i) elected fourteen directors to serve for one-year terms and (ii) ratified the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2019.  The voting results for each proposal are as follows:

1.	To elect fourteen directors to serve for terms of one year each expiring at the 2020 Annual Meeting of Shareholders:

	For	Withhold	Broker Non-Vote
Thomas M. Jackson, Jr.	2,937,016	71,016	1,340,617
James W. Shortt	2,913,002	95,030	1,340,617
Jacky K. Anderson	2,798,211	209,821	1,340,617
J. Howard Conduff, Jr.	2,924,477	83,555	1,340,617
Blake M. Edwards, Jr.	2,886,325	121,707	1,340,617
Bryan L. Edwards	2,948,576	59,456	1,340,617
T. Mauyer Gallimore	2,901,216	106,816	1,340,617
Melissa Gentry	2,918,823	89,209	1,340,617
R. Devereux Jarratt	2,906,172	101,860	1,340,617
Theresa S. Lazo	2,965,520	42,512	1,340,617
W. David McNeill	2,918,589	89,443	1,340,617
Frank A. Stewart	2,918,371	89,661	1,340,617
John Michael Turman	2,916,056	91,976	1,340,617
J. David Vaughan	2,952,782	55,250	1,340,617

2.	To ratify the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2019:

For	Against	Abstain
4,281,064	19,294	48,291

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKWAY ACQUISITION CORP.
(Registrant)

Date: May 23, 2019	By:	/s/ Blake M. Edwards
Blake M. Edwards
President and Chief Executive Officer

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